UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2012

MILLER ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302

Knoxville, TN 37932

(Address of Principal Executive Offices)

(865) 223-6575

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2012, Miller Energy Resources, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”), pursuant to which the Company may issue and sell up to 2,565,000 shares of the Company’s 10.75% Series C Cumulative Redeemable Preferred Stock, par value $0.0001 per share and liquidation preference of $25.00 per share (the “Series C Preferred Stock”) and shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100 million, from time to time through MLV as its sales agent (the Common Stock together with the Series C Preferred Stock, the “Shares”).

The Shares will be issued pursuant to a final prospectus supplement filed on October 12, 2012 with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-183750), which became effective on September 18, 2012.

Sales of Shares pursuant to the Sales Agreement, if any, may be effected by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation directly on the New York Stock Exchange or any other existing trading market for the Series C Preferred Stock and the Company’s Common Stock or through a market maker other than on an exchange. MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and the Company.

Under the Sales Agreement, MLV will be entitled to aggregate compensation equal to up to 3.5% of the gross proceeds from the sale of shares of Series C Preferred Stock and up to 3.0% of the gross proceeds from the sale of shares of Common Stock sold pursuant to the Sales Agreement. The Company has no obligation to sell any Shares under the Sales Agreement. The Company has agreed in the Sales Agreement to provide indemnification and contribution to MLV against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed, under certain circumstances, to reimburse a portion of the expenses of MLV in connection with the offering up to a maximum amount of $15,000.

The offering of shares of our Series C Preferred Stock and Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Series C Preferred Stock and Common Stock subject to the sales agreement through MLV on the terms and subject to the conditions set forth in the Sales Agreement and (2) termination of the Sales Agreement. The Sales Agreement may be terminated by us or MLV, each in its sole discretion, at any time by giving notice to the other party.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement dated October 12, 2012 between Miller Energy Resources, Inc. and MLV & Co. LLC.
5.1	Opinion of LeClairRyan regarding the validity of the shares.
8.1	Opinion of LeClairRyan regarding tax matters.
12.2	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends, incorporated by reference to Exhibit 12.1 of the Company’s registration statement on Form S-3 filed with the SEC on September 6, 2012.
23.1	Consent of LeClairRyan (contained in Exhibits 5.1 and 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2012	Miller Energy Resources, Inc.

	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement dated October 12, 2012 between Miller Energy Resources, Inc. and MLV & Co. LLC.
5.1	Opinion of LeClairRyan regarding the validity of the shares.
8.1	Opinion of LeClairRyan regarding tax matters.
12.2	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends, incorporated by reference to Exhibit 12.1 of the Company’s registration statement on Form S-3 filed with the SEC on September 6, 2012.
23.1	Consent of LeClairRyan (contained in Exhibits 5.1 and 8.1 hereto).